Exhibit 99.1

Tower Group, Inc. Completes Acquisition of Shell Company; Purchase Includes Active Licenses in Nine Additional States, Including New Jersey, Connecticut and Massachusetts

    NEW YORK--(BUSINESS WIRE)--March 28, 2005--Tower Group, Inc. (NASDAQ:TWGP) announced today that it completed the acquisition of North American Lumber Insurance Company (NALIC), an insurance company with nine active licenses in the following states: New Jersey, Connecticut, Massachusetts, Rhode Island, Vermont, Maryland, Delaware, South Carolina and Wisconsin. Concurrent with the closing, NALIC was renamed Tower National Insurance Company. Tower Group, Inc. paid $1.05 million in cash at closing. An additional $75,000 will be paid contingent upon license reactivation in each of Pennsylvania and Maine within one year of the closing date. In addition, all liabilities and assets of Tower National were transferred to a liquidating trust prior to closing with the exception of the company's charter and insurance licenses.
    Michael Lee, President and Chief Executive Officer of Tower Group, Inc., commented, "We are pleased with the close of the transaction which will enable us to expand our licensing and proceed with our territorial expansion."

    Cautionary Note Regarding Forward-Looking Statements

    The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. This release or any other written or oral statements made by or on behalf of the Company may include forward-looking statements that reflect the Company's current views with respect to future events and financial performance. All statements other than statements of historical fact included in this release are forward-looking statements. Forward-looking statements can generally be identified by the use of forward-looking terminology such as "may," "will," "plan," "expect," "intend," "estimate," "anticipate," "believe" or "continue" or their negative or variations or similar terminology. All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. We believe that these factors include but are not limited to ineffectiveness or obsolescence of our business strategy due to changes in current or future market conditions; increased competition on the basis of pricing, capacity, coverage terms or other factors; greater frequency or severity of claims and loss activity, including as a result of natural or man-made catastrophic events, than our underwriting, reserving or investment practices anticipate based on historical experience or industry data; the effects of acts of terrorism or war; developments in the world's financial and capital markets that adversely affect the performance of our investments; changes in regulations or laws applicable to us, our subsidiaries, brokers or customers; acceptance of our products and services, including new products and services; changes in the availability, cost or quality of reinsurance and failure of our reinsurers to pay claims timely or at all; decreased demand for our insurance or reinsurance products; loss of the services of any of our executive officers or other key personnel; the effects of mergers, acquisitions and divestitures; changes in rating agency policies or practices; changes in legal theories of liability under our insurance policies; changes in accounting policies or practices; and changes in general economic conditions, including inflation and other factors. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

    About Tower Group, Inc.

    Tower Group, Inc., headquartered in New York City, offers property and casualty insurance products and services through its insurance company and insurance service subsidiaries. Its insurance company subsidiary, Tower Insurance Company of New York, is rated "A-" (Excellent) by A.M. Best and offers commercial insurance products to small to medium size businesses and personal insurance products to individuals. Its insurance services subsidiary, Tower Risk Management, acts as a managing general agency, adjusts claims and negotiates reinsurance terms on behalf of other insurance companies. In March 2005, Tower Group, Inc. acquired Tower National Insurance Company.

    For more information visit Tower's website at http://www.twrgrp.com/.

    CONTACT: Tower Group, Inc.
             Investor Relations:
             Andrew Colannino, 212-655-2107
             acolannino@twrgrp.com